UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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US LEC Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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US LEC Corp.

Morrocroft III

6801 Morrison Boulevard

Charlotte, North Carolina 28211

April 27, 2004

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of US LEC Corp. (the “Company” or “US LEC”) to be held at 10:00 a.m. on Tuesday, May 18, 2004 at US LEC’s Corporate Headquarters, Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. It is important that your shares be represented at the meeting, whether or not you plan to attend. Accordingly, please take a moment now to sign, date and mail the enclosed proxy in the envelope provided.

Following completion of the formal portion of the Annual Meeting, management will comment on the Company’s affairs. A question and answer period will follow. Representatives from the Company’s auditors will be available to address appropriate questions. We look forward to seeing you at the meeting.

Sincerely,

Aaron D. Cowell, Jr.

President and Chief Executive Officer

US LEC Corp.

Morrocroft III

6801 Morrison Boulevard

Charlotte, North Carolina 28211

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD MAY 18, 2004

To the Stockholders of US LEC Corp.:

The Annual Meeting of Stockholders of US LEC Corp. will be held at US LEC’s Corporate Headquarters, Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina on Tuesday, May 18, 2004 at 10:00 a.m., for the following purposes:

1.	To elect eight directors for a one-year term and, in each case, to serve until their successors are elected and qualified, two of whom will be elected solely by the holders of the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and six of whom will be elected by the holders of the Class A Common Stock and the holders of the Series A Preferred Stock voting together as a class, with the holders of the Series A Preferred Stock voting on an “as converted” basis; and

2.	To transact such other business as may properly come before the meeting or any reconvened session thereof.

The Board of Directors has fixed the close of business on April 8, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any reconvened session thereof.

Your vote is important. Even if you hold only a few shares, and whether or not you expect to be present, you are requested to date, sign and mail the enclosed proxy in the postage-paid envelope that has been provided. The proxy may be revoked by you at any time, and the giving of your proxy will not affect your right to vote in person if you attend the meeting.

This notice is given pursuant to the direction of the Board of Directors.

Aaron D. Cowell, Jr.

President and Chief Executive Officer

April 27, 2004

US LEC Corp.

Morrocroft III

6801 Morrison Boulevard

Charlotte, North Carolina 28211

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of US LEC Corp. (the “Company” or “US LEC”) for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 18, 2004, at US LEC’s Corporate Headquarters, Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina, and at any reconvened session thereof (the “Annual Meeting”). When the proxy is properly executed and returned, the shares it represents will be voted at the meeting. If a choice has been specified by the stockholder as to any matter referred to on the proxy, the shares will be voted accordingly. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the director nominees named herein and in the discretion of the proxy holders on any other matter that may properly come before the meeting. A stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting by a stockholder who has signed and returned a proxy does not alone revoke that proxy; the proxy may be revoked by a later dated proxy or by notice to the Secretary at the meeting. At the meeting, votes will be counted by written ballot. The approximate date on which these proxy materials were first sent or given to stockholders is April 30, 2004.

At the Annual Meeting, stockholders will be asked:

1.	To elect eight directors for a one-year term and, in each case, to serve until their successors are elected and qualified, two of whom will be elected solely by the holders of the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and six of whom will be elected by the holders of the Class A Common Stock and the holders of the Series A Preferred Stock voting together as a class with the holders of the Series A Preferred Stock voting on an “as converted” basis; and

2.	To transact such other business as may properly come before the meeting or any reconvened session thereof.

The representation in person or by proxy of a majority of the votes entitled to be cast will be necessary to provide a quorum at the Annual Meeting. Provided a quorum is present, six directors will be elected by a plurality of the holders of Class A Common Stock and Series A Preferred Stock, voting together as a class, with the holders of Series A Preferred Stock voting on an “as converted” basis. Two directors will be elected by a plurality of the votes of shares of the Series A Preferred Stock (the “Preferred Stock Directors”). See “Outstanding Voting Securities.” With respect to the election of directors, votes may be cast in favor of nominees or withheld. Withheld votes will not be treated as votes cast and, therefore, will have no effect on the result of the vote. Abstentions will not be counted as votes cast and, therefore, will have no effect on the result of the vote. Broker non-votes will be counted to determine a quorum, but will not be counted as votes cast in the election of directors or for or against any other matter that properly comes before the meeting.

The cost of preparing, printing and mailing this proxy statement to stockholders will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone without compensation by the Company other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.

Delivery of this Proxy Statement

To reduce the expenses of delivering duplicate proxy materials to our stockholders, we are relying upon the rules of the United States Securities and Exchange Commission (the “SEC”) that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address unless we received contrary instructions from any stockholder at that address. If you share an address with another stockholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are currently receiving multiple copies, by contacting us at: Investor Relations, US LEC Corp., Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina 28211, or by telephoning us at (704) 319-1189.

Outstanding Voting Securities

The Board of Directors has set the close of business on April 8, 2004 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the Record Date, the Company had 29,871,737 shares of Class A Common Stock outstanding and 250,046 shares of Series A Preferred Stock outstanding. Each share of Class A Common Stock is entitled to one vote per share and each share of the Series A Preferred Stock is entitled to one vote per share of Class A Common Stock into which it could have been converted on the Record Date. The holders of the Series A Preferred Stock are entitled to vote their shares as if they had been converted on the Record Date into 8,928,571 shares of Class A Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company’s voting securities as of the Record Date by: (i) each person or group known to the Company to beneficially own more than five percent of any class of voting securities; (ii) each director; (iii) each executive officer named on the Summary Compensation Table appearing elsewhere in this proxy statement; and (iv) all executive officers and directors as a group.

Name	Title of Class	Amount and Nature of Beneficial Ownership		% of Class (1,2)	% of Common Voting Power (1,2)
Richard T. Aab	Common	10,395,429	(3)	33.9	26.3
Tansukh V. Ganatra	Common	3,177,763	(4)	10.6	8.2
David M. Flaum	Common	217,500	(5)	*	*
Steven L. Schoonover	Common	101,800	(6)	*	*
Aaron D. Cowell, Jr.	Common	267,397	(7)	*	*
Michael K. Robinson	Common	176,567	(8)	*	*
Michael C. Mac Donald	Common	10,000	(9)	*	*
Michael A. Krupka	Preferred	125,023	(10)	50.0	11.5
Anthony J. DiNovi	Preferred	118,459	(11)	47.4	10.9
Bain Capital CLEC Investors, L.L.C.	Preferred	125,023	(12)	50.0	11.5
Thomas H. Lee Entities	Preferred	125,023	(13)	50.0	11.5
All executive officers and directors as a group	Common	14,355,456		45.9	35.7
	Preferred	250,046		100.0	23.0

(1)	An “*” indicates less than one percent. Except as otherwise indicated, each person named in this table has sole voting and dispositive power with respect to the voting securities beneficially owned by such person.
(2)	The total percent of class and voting power of each beneficial owner has been calculated assuming (1) full exercise of options or warrants exercisable by such holder within 60 days after the Record Date and (2) the effect of holders of Series A Preferred Stock voting on an “as converted” basis. See “Outstanding Voting Securities.”
(3)	Includes 4,309,500 shares held by Melrich Associates, L. P. (“Melrich”). Mr. Aab and his wife, Joyce M. Aab, are the sole general partners of Melrich and share voting and dispositive power with respect to these shares. Also includes 789,473 shares subject to presently exercisable warrants. Mr. Aab’s address is 6801 Morrison Boulevard, Charlotte, NC 28211.
(4)	Includes 230,000 shares jointly owned with his wife, Sarla T. Ganatra, 105,263 shares subject to presently exercisable warrants and 2,842,500 shares as to which Mr. Ganatra has exclusive voting and dispositive power through a stock control agreement with his son, Rajesh T. Ganatra. Mr. Ganatra’s address is 6801 Morrison Boulevard, Charlotte, NC 28211.
(5)	Includes 27,500 shares subject to presently exercisable stock options.
(6)	Includes 29,300 shares held by Schoonover Investments Limited Partnership, a limited partnership controlled by Mr. Schoonover and includes 77,500 of presently exercisable stock options.
(7)	Includes 251,875 of stock options exercisable within 60 days of the Record Date.
(8)	Includes 171,875 of stock options exercisable within 60 days of the Record Date.
(9)	All shares subject to presently exercisable stock options.
(10)

The 125,023 shares of Series A Preferred Stock with a stated value of $1,000 are presently convertible at a conversion price of approximately $28.01 into 4,464,285 shares of Class A Common Stock. Michael A. Krupka is a member of Bain Capital Investors, LLC (“Bain Investors”). Bain Investors is the sole general partner of Bain Capital Partners VI, L.P. (“Bain Partners VI”), which is the sole general partner of Bain Capital Fund VI, L.P. (“Bain Fund VI”), which is the Administrative Member of Bain Capital CLEC Investors, L.L.C. (“CLEC L.L.C.”). By virtue of this relationship, Mr. Krupka may be deemed to share voting and dispositive power with respect to the 125,023 shares of Series A Preferred

Stock held by CLEC L.L.C. Mr. Krupka disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Krupka’s address is Bain Capital, Inc., 111 Huntington Avenue, Boston, MA 02199.

(11)	The 118,459 shares of Series A Preferred Stock with a stated value of $1,000 are presently convertible at a conversion price of approximately $28.01 into 4,229,893 shares of Class A Common Stock. The 118,459 shares of Series A Preferred Stock includes (a) 306 shares held by Mr. DiNovi for his own account, (b) 104,436 shares held by Thomas H. Lee Equity Fund IV, L.P. (“THL Equity Fund”), (c) 3,574 shares held by Thomas H. Lee Foreign Fund IV, L.P. (“THL Foreign Fund”), and (d) 10,143 shares held by Thomas H. Lee Foreign Fund IV-B (“THL Foreign Fund B”). THL Equity Advisors IV, LLC. (“THL Advisors”) is the general partner of THL Equity Fund, THL Foreign Fund and THL Foreign Fund B. Mr. DiNovi is a managing director of THL Advisors. Other than the 306 shares Mr. DiNovi holds for his own account, Mr. DiNovi disclaims beneficial ownership of all reported shares except to the extent of his pecuniary interest therein. Mr. DiNovi’s address is Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, MA 02110.
(12)	The 125,023 shares of Series A Preferred Stock with a stated value of $1,000 are presently convertible at a conversion price of approximately $28.01 into 4,464,285 shares of Class A Common Stock. By virtue of its role as Administrative Member of CLEC L.L.C., Bain Fund VI, whose sole general partner is Bain Partners VI, whose sole general partner is Bain Investors, may be deemed to beneficially own all 125,023 shares of Series A Preferred Stock held by CLEC L.L.C. Bain Fund VI disclaims beneficial ownership of all but the 53,320 shares of Series A Preferred Stock in which it holds a pecuniary interest. Based on their pro-rata share of membership interests in CLEC L.L.C., other members of CLEC L.L.C affiliated with Bain Fund VI may be deemed to beneficially own shares of Series A Preferred Stock held by CLEC L.L.C. as follows: (a) 59,164 shares held by Bain Capital VI Coinvestment Fund, L.P., whose sole general partner is Bain Partners VI, whose sole general partner is Bain Investors, (b) 3,245 shares held by BCIP Associates II, a Delaware general partnership of which Bain Investors is the managing partner, (c) 348 shares held by BCIP Trust Associates II, a Delaware general partnership of which Bain Investors is the managing partner, (d) 527 shares held by BCIP Associates II-B, a Delaware general partnership of which Bain Investors is the managing partner, (e) 195 shares held by BCIP Trust Associates II-B, a Delaware general partnership of which Bain Investors is the managing partner, (f) 535 shares held by BCIP Associates II-C, a Delaware general partnership of which Bain Investors is the managing partner, and (g) 178 shares held by PEP Investments Pty Ltd., for which Bain Investors is attorney-in-fact. Bain Capital, Inc.’s address is 111 Huntington Avenue, Boston, MA 02199.
(13)

The 125,023 shares of Series A Preferred Stock with a stated value of $1,000 are presently convertible at a conversion price of approximately $28.01 into 4,464,285 shares of Class A Common Stock. The 125,023 shares of Series A Preferred Stock includes (a) 104,436 shares held by THL Equity Fund, whose sole general partner is THL Advisors, (b) 3,574 shares held by THL Foreign Fund, whose sole general partner is THL Advisors, (c) 10,143 shares held by THL Foreign Fund B, whose sole general partner is THL Advisors, (d) 679 shares held by Thomas H. Lee Charitable Investment Limited Partnership, (e) an aggregate of 4,473 shares held by certain parties affiliated with Thomas H. Lee Partners, L.P., and (f) 1,718 shares held by Putnam Investment Holdings, LLC (collectively, the “Thomas H. Lee Entities”). Each of the Thomas H. Lee Entities disclaims beneficial ownership of those shares held by the other Thomas H. Lee Entities. Thomas H. Lee Partners, L.P.’s address is 100 Federal Street, Boston, MA 02110.

Equity Compensation Plans

The following table sets forth information as of December 31, 2003, with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, rights (a)	Weighted-average exercise price of outstanding options, warrants, rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,580,567	$4.06	345,161
Equity compensation plans not approved by security holders (1)	150,100	$2.87	—

Total	4,730,667		345,161

(1)	Includes 128,300 shares underlying a compensatory warrant issued to an officer in 1997, prior to the Company’s initial public offering. The warrant has been extended and is exercisable through December 31, 2006. Also includes 21,800 shares underlying a compensatory option granted to a former executive officer in connection with his initial employment by the Company. This option was exercised prior to expiring on April 14, 2004.

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight directors. The holders of Class A Common Stock, voting together with the holders of Series A Preferred Stock (who vote on an “as converted” basis), elect six Class A Directors annually and holders of Series A Preferred Stock elect two Preferred Stock Directors annually. Directors generally serve until the next annual meeting of stockholders.

Class A Directors

Six Class A Directors will be elected at the Annual Meeting. The nominees are described below:

Name	Age	Director Since	Business Experience
Richard T. Aab	55	1996	Mr. Aab co-founded US LEC in June 1996 and has served as Chairman of the Board of Directors since that time. He also served as Chief Executive Officer from June 1996 until July 1999. Between 1982 and 1997, Mr. Aab held various positions with ACC Corp., an international telecommunications company in Rochester, NY, including Chairman and Chief Executive Officer, and served as a director. Mr. Aab is a member of the Board of Trustees of the University of Rochester, the University of Rochester Medical Center, Rochester Institute of Technology and various private corporate institutions.

Aaron D. Cowell, Jr.	42	2002	Mr. Cowell joined US LEC in June 1998 as executive vice president and general counsel. Later that year, he assumed responsibility for US LEC’s sales and field sales support functions. In 1999, his executive management duties were expanded to include US LEC’s engineering, operations, regulatory, customer care services and marketing departments. He was also appointed as president and chief operating officer of US LEC in 2000. In October 2002, Mr. Cowell was named chief executive officer and a member of the Board of Directors. He also holds a position on the Executive Committee for ALTS (The Association for Local Telecommunications Services). Before joining US LEC in 1998, Mr. Cowell spent 11 years as a partner with Moore & Van Allen PLLC. Mr. Cowell is a graduate of Harvard Law School and Duke University.

David M. Flaum	51	1998	Mr. Flaum has served as President of Flaum Management Company, Inc. (“Flaum Management”), a real estate development firm based in Rochester, New York, since 1985, and President of The Hague Corporation, a commercial real estate management firm, since 1993. Flaum Management is active in the development of retail centers and office buildings in the eastern United States.

Name	Age	Director Since	Business Experience
Tansukh V. Ganatra	60	1996	Mr. Ganatra co-founded US LEC in June 1996 and has served as a director since that time. He served as Chief Executive Officer and Vice Chairman of the Board of Directors from July 1999 until his retirement in December 2001. He also served as President and Chief Operating Officer from June 1996 until July 1999. From 1987 to 1997, Mr. Ganatra held various positions with ACC Corp., including serving as its President and Chief Operating Officer. Prior to joining ACC Corp., Mr. Ganatra held various positions during a 19-year career with Rochester Telephone Corp., culminating with the position of Director of Network Engineering. Mr. Ganatra currently serves as a consultant to US LEC Corp.

Michael C. Mac Donald	50	2003	Mr. Mac Donald has served as a director of US LEC since April 2003. Since joining Xerox Corporation (“Xerox”) in 1977, Mr. Mac Donald has held various sales and marketing positions with the company. Since June 2000, he has been president of North American Solutions Group, which is responsible for all products, services and solutions sold by the Xerox direct sales force in the United States and Canada. Mr. Mac Donald is a director of Medifast, Inc., which is engaged in the production, distribution, and sale of weight and disease management products and other consumable health and diet products. He also serves as a member of the board of trustees and overseers of Rutgers University and is a director of the U.S. Chamber of Commerce and The V Foundation.

Steven L. Schoonover	58	1998	Mr. Schoonover is President and Chief Executive Officer of CellXion, L.L.C., which specializes in site development, shelter and tower construction and radio equipment integration for the wireless telecommunications industry. From 1990 until its sale in November 1997 to Telephone Data Systems, Inc., Mr. Schoonover served as President of Blue Ridge Cellular, Inc., a full-service cellular telephone company. From 1983 to 1996, he served in various positions, including President and Chief Executive Officer, with Fibrebond Corporation, a firm involved in construction, installation and management of cellular telephone and personal communications systems.

Preferred Stock Directors

On April 11, 2000, affiliates of Bain Capital, Inc. (“Bain”) and Thomas H. Lee Partners, L.P. (“THL”) each purchased $100 million of the Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to elect two directors of the Company. The Preferred Stock Director nominees are described below:

Name	Age	Director Since	Business Experience
Anthony J. DiNovi	41	2000	Mr. DiNovi is a Managing Director of THL, a private investment company, where he has been employed since 1988. Mr. DiNovi currently serves as a director of Eye Care Centers of America, Inc., Fairpoint Communications, Inc., Fisher Scientific International, Inc., Vertis, Inc., American Media, Inc., Michael Foods Inc., National Waterworks, Inc., Endurance Specialty Insurance, Ltd. and several privately held companies.

Michael A. Krupka	39	2000	Mr. Krupka joined Bain, a private investment company, in 1991 and has been a Managing Director since 1997. Prior to joining Bain, he spent several years as a management consultant at Bain & Company where he focused on technology and technology-related companies. In addition, Mr. Krupka has served in several senior operating roles at Bain portfolio companies. He currently serves as a director of Integrated Circuit Systems, Inc., and a number of private companies.

Compensation of Directors

The Company currently pays outside, non-employee directors an annual retainer of $5,000 and $1,000 each for attending a Board meeting and $500 each for attending a committee meeting. The Company also annually grants options for 5,000 shares of Company stock to outside, non-employee Class A Directors. The options are granted upon their election to the Board, are fully vested upon grant, have an exercise price equal to the fair market value of the stock and expire ten years after the date of the grant. As set forth below, Mr. Ganatra does not receive any compensation or options for his service as a director. The Company also reimburses each non-employee director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof.

In December 2002, the Company announced an option exchange offer pursuant to which employees and directors holding options to purchase Class A Common Stock with exercise prices of $4.00 or more were eligible to tender the options for cancellation for the opportunity to receive options for the same number of shares with an exercise price equal to the market price of the Class A Common Stock six months and one day following the day the exchanged options were cancelled. Messrs. Flaum and Schoonover participated in the option exchange and, on August 1, 2003, received options to purchase 45,000 and 145,000 shares of Class A Common Stock, respectively, with an exercise price of $4.06 per share. The options exchanged by Mr. Flaum had exercise prices of $15.375 for 5,000 shares, $4.83 for 25,000 shares, $7.3125 for 5,000 shares and $7.6875 for 10,000 shares. The options exchanged by Mr. Schoonover had exercise prices of $15.375 for 5,000 shares, $4.83 for 125,000 shares, $7.3125 for 5,000 shares and $7.6875 for 10,000 shares.

The Company entered into a consulting agreement with Mr. Ganatra effective as of January 1, 2002. The agreement expires on January 1, 2009 unless terminated earlier as provided below. Pursuant to the agreement, Mr. Ganatra is entitled to receive an annual consulting fee of $50,000 for a specified number of days of consulting services per year. Mr. Ganatra is entitled to an hourly consulting fee if he performs additional services, at the Company’s request, for more than the specified number of days per year. Mr. Ganatra may terminate the agreement after January 1, 2005. The Company may terminate the agreement in the event of Mr. Ganatra’s disability or breach of the agreement. Upon termination of the agreement, Mr. Ganatra is entitled to receive accrued but unpaid fees through the date of termination. In addition, during the term of the agreement and following its termination, Mr. Ganatra has agreed not to compete with the Company within defined geographic areas, and not to encourage the Company’s employees to terminate their employment with the Company and work for one of the Company’s competitors.

Board Independence

The Board of Directors has determined that the following directors, who constitute a majority, are free from any relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are “independent” within the meaning of Rule 4200 of the National Association of Securities Dealers (the “NASD”): Mr. Anthony J. DiNovi, Mr. David M. Flaum, Mr. Michael A. Krupka, Mr. Michael C. Mac Donald and Mr. Steven L. Schoonover.

Board Meetings and Committees of the Board/Corporate Governance

Attendance at Board and Committee Meetings. The Board of Directors held five meetings during 2003. Each director attended more than 75% of the meetings of the Board and committees of the Board on which the director served.

Director Attendance at Annual Meetings. The Company does not have a policy regarding director attendance at annual stockholders’ meetings. Two directors attended the annual stockholders’ meeting held in 2003; all directors attended the annual stockholders’ meeting held in 2002.

Code of Ethics. The Company has adopted a code of ethics for its directors, principal executive, financial officer and select other individuals. A copy of the code of ethics is available on US LEC’s website at www.uslec.com under the tab “Investors” and then under the heading “Corporate Governance”. Any amendments to the code of ethics will be made available on the Company’s website. Any waivers of the code of ethics applicable to directors or executive officers will be filed on Form 8-K.

Committees of the Board of Directors. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. Messrs. DiNovi, Flaum, Krupka and Schoonover serve on both of these committees; Mr. Mac Donald also serves on the compensation committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors. A copy of the audit committee charter is attached as Appendix A to this proxy statement and is available on our website at www.uslec.com under the tab “Investors” and then under the heading “Corporate Governance”. The information on our website is not a part of this proxy statement. Set forth below is a summary of the principal functions of each committee.

Audit Committee. The audit committee met five times during 2003. In addition, the audit committee and Mr. Schoonover, the chairman of the audit committee, met with the Company’s independent accountants prior to the release of the Company’s quarterly earnings announcements and the filing by the Company of its quarterly reports with the SEC. The primary functions of the audit committee are to (A) support and oversee the independent auditor, (B) assist the Board in monitoring (1) the preparation and integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal control function and independent auditors, and (4) the Company’s compliance with legal and regulatory requirements including, but not limited to, those affecting the disclosure of financial information, and (C) prepare the report the SEC rules require to be included in the Company’s annual proxy statement, together with such other reports as the Board and/or the SEC shall from time-to-time require.

The Board of Directors has determined that each member of the audit committee is “financially literate” as that term is defined by the rules of the NASD and “independent” as that term is defined by the rules of the NASD and the SEC. The directors have not determined that any member of the audit committee satisfies the requirements of an “audit committee financial expert” as defined by regulations promulgated by the SEC. The Company is engaged in a search process to identify a director candidate who meets the requirements of an audit committee financial expert.

Compensation Committee. The compensation committee met once during 2003 to consider a new compensation arrangement for the Company’s Chief Executive Officer. In addition, the Board of Directors participated in administering the Company’s 1998 Omnibus Stock Plan (the “Stock Plan”) and determining the compensation of other executive officers. Mr. Mac Donald is currently the chairman of the compensation committee. The Board of Directors has determined that all members of the compensation committee are “independent” within the meaning of Rule 4200 of the NASD.

How to Communicate with the Board of Directors and Independent Directors. Stockholders may communicate with the Board of Directors by contacting the Investor Relations Department by mail at the Company’s headquarters in Charlotte or by electronic mail to “Contact Investor Relations” under the tab “Investors” on the Company’s website. Stockholders may address correspondence to the directors, generally, or to one director in particular. Management will review correspondence sent generally to the directors in order to determine which director it should be sent to; correspondence sent to a particular director will be sent directly to that individual.

Director Nomination Process

The Company does not have a nominating committee and believes that the absence of a formal nominating committee and written charter is appropriate because, given the size of the Board, all directors, including all independent directors, are able to, and do, participate in the consideration of director nominees.

The Company engages in a process to identify, evaluate and nominate candidates for director that is intended to create a Board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. To that end, in evaluating candidates, the needs of the Board and the Company in light of the current mix of director skills and attributes are considered. In addition to requiring that each director possess unquestionable integrity and character, the evaluation of director candidates includes an assessment of an individual’s education, business experience, age, accounting and financial expertise, reputation, civic and community relationships and knowledge and experience in matters impacting telecommunications companies such as US LEC. The ability of candidates to devote adequate time to Board and committee matters is also considered. When current Board members are considered for nomination for reelection, prior Board contributions and performance, as well as meeting attendance records, are taken into account.

The Board considers candidates recommended by existing directors and executive officers and by stockholders who comply with the notice procedures set forth in the Company’s By-Laws as described below. Based on a preliminary assessment of a candidate’s qualifications, the Board conducts interviews with the candidate and may request additional information. The same process for evaluating candidates is used for all nominees, including those recommended by stockholders.

Individual candidates for election to the Board as Class A Directors are subject to a vote of the full Board; however, the only candidates who are elected by the Board to fill a vacancy or placed on the slate for consideration and election by the stockholders are those who obtain a majority of the votes of the independent directors.

Stockholder Nominations of Directors

The Board will consider nominations submitted by stockholders who comply with the notice procedures set forth in Section 15 of the Company’s Amended By-Laws. Nominations may be made by any stockholder entitled to vote for the election of directors. To be considered, nominations must be received in writing by the secretary of the Company not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the first anniversary date of the preceding year’s annual meeting (or the date of the written consent in lieu thereof), and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date of which notice of such meeting is first given to stockholders. The notice must include all information relating to the nominee that would be required to be disclosed in solicitations of proxies for election of directors under regulations promulgated by the SEC. The notice also must include (x) the name and address, as they appear on the records of the Company, of the Stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made and (y) the class and number of shares of the corporation which are beneficially owned by the stockholder of record and such beneficial owner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than ten percent of the Class A Common Stock to file initial reports of ownership and reports of changes in their ownership of the Class A Common Stock with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the reports furnished to it, all Section 16(a) filing requirements were complied with on a timely basis in 2003, except that Mr. Aab filed one late Form 4 reporting a sale of Class A Common Stock.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes compensation paid for the year ended December 31, 2003 to (i) the Company’s Chief Executive Officer and (ii) the Company’s other executive officers.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)		All Other Compensation ($) (1)
Richard T. Aab Chairman	2003 2002 2001	183,000 170,500 176,000	— — —	— — —		2,067 3,287 10,789
Aaron D. Cowell, Jr. President and Chief Executive Officer	2003 2002 2001	336,000 287,000 250,000	262,500 — 300,000	485,000 — 75,000	(2)	4,050 6,572 5,358
Michael K. Robinson Executive VicePresident—Finance and Chief Financial Officer	2003 2002 2001	256,000 242,000 250,000	100,000 — 100,000	225,000 — 75,000	(3)	11,475 15,550 5,370

(1)	Amounts presented for 2003 include matching contributions to each executive officer’s account under the Company’s 401(k) retirement plan in the amounts of $1,307, $2,798 and $3,005 and group term life insurance premiums of $760, $1,072, and $984 for Messrs. Aab, Cowell, and Robinson respectively. In addition, Mr. Robinson received $7,486 for medical and dental insurance premiums for 2003.
(2)	Includes options for 385,000 shares issued to Mr. Cowell in August 2003 pursuant to the Company’s Option Exchange Offer and options to purchase 100,000 shares granted to Mr. Cowell in September 2003. See “Option Exchange Offer.”
(3)	Includes options for 225,000 shares issued to Mr. Robinson in August 2003 pursuant to the Company’s Option Exchange Offer. See “Option Exchange Offer.”

Option Grants in Last Fiscal Year

The following table sets forth information with respect to options granted to executive officers named in the Summary Compensation Table (“Named Executive Officers”) in the last fiscal year, under the 1998 Omnibus Stock Plan (the “Stock Plan”).

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/sh)	Expiration Date	Grant Date Present Value ($)
Aaron D. Cowell, Jr.	385,000 100,000	10 3	% %	4.06 4.15	8/1/2013 9/3/2013	967,905 276,700	(1) (2)
Michael K. Robinson	225,000	6%		4.06	8/1/2013	565,397	(1)

(1)	The grant date present value was determined using the Black-Scholes Option Pricing Model, assuming an expected life of 5.1 years, risk free interest rate of 3.125%, and expected volatility of 80%.
(2)	The grant date present value was determined using the Black-Scholes Option Pricing Model, assuming an expected life of 5.2 years, risk free interest rate of 3.125%, and expected volatility of 80%.

Fiscal Year End Option Values

The following table sets forth information regarding the options held by Named Executive Officers as of December 31, 2003. There were no options exercised by Named Executive Officers in 2003.

Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options At December 31, 2003
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Aaron D. Cowell, Jr.	233,125	326,875	$914,913	$1,264,038
Michael K. Robinson	153,125	146,875	$609,313	$585,438

10-Year Option Repricings

The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years. See “Option Exchange Offer.”

Name	Date	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing	Exercise Price at Time of Repricing	New Exercise Price	Amount of Original Option Term Remaining at Date of Repricing
Aaron D. Cowell, Jr.	8/1/2003	360,000	$4.06	$7.3125	$4.06	5.1 years
President and Chief Executive Officer	8/1/2003	25,000	$4.06	$26.125	$4.06	6.4 years
Michael K. Robinson	8/1/2003	200,000	$4.06	$7.3125	$4.06	5.1 years
Executive Vice President and Chief Financial Officer	8/1/2003	25,000	$4.06	$26.125	$4.06	6.4 years

Option Exchange Offer

In December 2002, the Company announced an offer to exchange outstanding options held by employees and directors with an exercise price of $4.00 or more for the opportunity to receive new options for the same number of shares (but with a different vesting schedule) in August 2003. Approximately 3,231,000 options were eligible for exchange in the offer. Immediately following the expiration of the offer on January 29, 2003, the Company accepted for exchange eligible options tendered to it for 2,857,332 shares of Class A Common Stock and cancelled all of these options. The new options were granted on August 1, 2003, with an exercise price of $4.06 per share, the fair market value of the Class A Common Stock on the date of grant.

As a result of the participation of Messrs. Cowell, Robinson, Flaum and Schoonover in the option exchange offer, options to purchase 385,000, 225,000, 45,000 and 145,000 shares of Class A Common Stock were cancelled for Messrs. Cowell, Robinson, Flaum and Schoonover, respectively, and they received new options for the same number of shares on August 1, 2003.

Report of the Board of Directors Regarding Executive Compensation

General. The objective of the Company’s executive compensation program is to attract, motivate, reward and retain qualified executive officers. The program consists of (i) annual compensation comprised of a base salary combined with a cash incentive bonus based upon the Company and executive’s performance and (ii) long-term compensation comprised of equity-based incentive awards.

Annual Compensation. The Board of Directors typically reviews the salaries and considers bonuses for the Company’s executive officers each January. Salary adjustments, if any, are made for the current year and bonuses, if any, are awarded based on the performance of the Company and a qualitative review of the executive’s performance during the prior year. No adjustments were made in the salaries of the Company’s executive officers in January 2003. In September 2003, as part of a Company-wide performance evaluation and salary adjustment process, Mr. Robinson’s annual salary was increased to $262,000 and he was awarded a $100,000 bonus due to his overall contributions to the success of the Company and in recognition of his work in negotiating an amendment to the Company’s senior credit facility and implementing the Company’s private placement of Class A Common Stock.

Long-Term Compensation. The Company adopted the Stock Plan primarily as a tool to recruit and retain directors, executive officers and other employees on a basis competitive with industry practices for emerging, growth-oriented businesses. The Board of Directors believes that stock-based incentive awards are the best way to align the interests of executive officers and other key employees with those of the Company’s stockholders. Although the plan permits awards of stock options, stock appreciation rights, restricted stock and restricted stock units, to date the Board has used only stock options to attract and retain executive officers and key employees. Stock option awards typically include vesting conditions that encourage an executive officer to remain with the Company over a period of years.

Beginning in December 2002, the Company offered all of its employees the opportunity to exchange outstanding stock options with exercise prices of $4.00 or more for replacement options to purchase shares of Class A Common Stock on the date that was six months and one day after the expiration of the date of the offer. The option exchange program was implemented to provide executive officers and employees with a long-term incentive to increase stockholder value. Most earlier option grants had exercise prices far above current market price and provided minimal long-term reward for improved stock performance. See “Option Exchange Offer.”

Compensation of the Chief Executive Officer. Mr. Cowell was named Chief Executive Officer on October 15, 2002. His base salary was not increased at that time. In June 2003, the Compensation Committee agreed unanimously on a new compensation arrangement for Mr. Cowell that included an annual base salary of $350,000 and a potential bonus of up to $262,500, with seventy percent (70%) of the potential bonus based on whether the Company achieved budgeted EBITDA for calendar year 2003 and the remaining thirty percent (30%) based on whether the Company achieved budgeted revenue (calculated excluding reciprocal compensation revenue) for 2003. Mr. Cowell’s annual salary was increased because of his increased responsibilities as Chief Executive Officer and because of his contributions to the Company’s improved operating performance. In further recognition of Mr. Cowell’s overall contributions to the Company’s operating performance and financial results, the Compensation Committee granted Mr. Cowell options to purchase 100,000 shares of the Company’s Class A Common Stock in September 2003. The full Board approved the changes in Mr. Cowell’s compensation and the options he received.

Certain Income Tax Considerations. Under federal tax law, certain non-performance based executive compensation which is in excess of $1.0 million is not tax deductible by the Company. During 2003, no executive officer of the Company received compensation in excess of this limit, and, at this time, the Board of Directors does not expect that executive officers of the Company will receive compensation in excess of this limit during 2004. Accordingly, no formal policy with respect to the tax deductibility of executive compensation has been adopted.

Members of the Board of Directors During 2003:

Richard T. Aab, Chairman

Tansukh V. Ganatra

Aaron D. Cowell, Jr.

David M. Flaum

Michael C. Mac Donald (Beginning April 15, 2003)

Steven L. Schoonover

Anthony J. DiNovi

Michael A. Krupka

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Mac Donald (Chairman), Mr. DiNovi, Mr. Flaum, Mr. Krupka and Mr. Schoonover. No member of the committee has been an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

Performance Graph

The performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The following is a comparative performance graph which compares the percentage change of cumulative total stockholder return on the Class A Common Stock with (a) the total return index of The Nasdaq Stock Market (US Companies) (the “Broad Index”) and (b) the total return index for The Nasdaq Telecommunications Index for the period commencing December 31, 1998 and ending December 31, 2003 assuming an investment of $100.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. All of the members of the audit committee are independent as that term is defined in Rule 4200 of the NASD. The audit committee operates under a written charter adopted by the Board of Directors.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent accountants also provided to the audit committee the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee discussed with the independent accountants the independent accountant’s independence. The audit committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants’ independence.

Based upon the audit committee’s discussion with management and the independent accountants and the audit committee’s review of the representations of management and the report of the independent accountants to the audit committee, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

Steven L. Schoonover, Chairman

David M. Flaum

Anthony J. DiNovi

Michael A. Krupka

ACCOUNTING AND AUDIT MATTERS

Audit Fees

For the fiscal year ended December 31, 2002 and 2003, fees for services provided by Deloitte & Touche LLP were as follows:

	2002	2003
Audit Fees (1)
Recurring Audit and Quarterly Reviews	$350,000	$450,000
Registration Statements and Related Services	—	$42,000
Audit Related Fees (2)
Audits of Acquired Businesses	—	$130,000
Tax Fees (3)
Tax Compliance Services	$50,000	$55,000
Tax Planning and Advice (4)	—	$6,000
All Other Fees (5)	$50,000	$39,000

(1)	Audit fees consist of fees for professional services rendered in connection with or related to the audit of our consolidated annual financial statement, for the review of interim consolidated financial statements in Form 10-Qs and for services normally provided in connection with statutory and regulatory filings or engagements, including registration statements.
(2)	Audit-related fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of our audited or interim consolidated financial statements and are not reported under the heading “Audit Fees.”
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)	Includes fees in 2003 primarily related to property tax assessments and payroll tax assistance services.
(5)	All other fees consist of fees billed for assistance with SEC correspondence, review of the employee stock purchase plan amendments, review of the documents related to the Company’s private placement of Common Stock and products and services other than the services reported in other categories.

The Audit Committee considers the provision of theses non-audit services to be compatible with maintaining Deloitte & Touche LLP’s independence.

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the Company’s auditors, and pre-approved all of the services provided in 2003. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated its pre-approval authority to its chairman. The chairman in turn reports to the Audit Committee at least quarterly on audit and non-audit services he pre-approved since his last report.

INDEPENDENT ACCOUNTANTS

Deloitte & Touche LLP served as the Company’s independent accountants for the year ended December 31, 2003. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions. The Board of Directors has not selected the Company’s independent accountants for the year ending December 31, 2004 because management has not yet submitted its recommendations to the audit committee.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

A stockholder intending to present a proposal at the 2004 Annual Meeting of Stockholders, whether or not stockholders wish to have their proposal included in the proxy materials related to the 2004 Annual Meeting, must deliver the proposal in writing to the attention of the Company’s Secretary at its corporate offices, Morrocroft III, 6801 Morrison Boulevard, Charlotte, NC 28211 no later than December 31, 2004.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Appendix A

US LEC CORP.

AUDIT COMMITTEE CHARTER

Purpose

Article III, Section 13 of the Company’s By-laws authorizes the Board of Directors to designate one or more committees to exercise the power and authority of the full board within a specified segment of the business and affairs of the corporation. In accordance therewith, the Board of Directors has established the Audit Committee. The Audit Committee is appointed by the Board to (A) support and oversee the independent auditor, (B) assist the Board in monitoring (1) the preparation and integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the Company’s compliance with legal and regulatory requirements including, but not limited to, those affecting the disclosure of financial information, and (C) prepare the report the SEC rules require to be included in the Company’s annual proxy statement, together with such other reports as the Board and/or the SEC shall from time-to-time require.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee, if one exists. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines is necessary, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee(s) to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

Subject to such restrictions and/or limitations imposed by the Board, the Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s system of internal control, its financial and critical accounting policies and practices, major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Annually evaluate, select, and if necessary, replace the independent auditor. Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the audit engagement team as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

15.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16.	Review the appointment and replacement of the senior internal auditing executive, if any.

17.	Review the significant reports to management prepared by the internal auditing department and/or the Company’s Disclosure Controls and Procedures Committee (“Disclosure Committee”) as well as management’s responses.

18.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

20.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics.

20.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

22.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. The Company’s Chief Financial Officer shall be the member of the Company’s management with principal responsibility for coordinating the activities of the independent auditor with the Company’s financial professionals and communicating with the independent auditor regarding matters related to the audit and permitted non-audit services.

US LEC CORP.

PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF US LEC CORP.

The undersigned hereby appoints Richard T. Aab and Aaron D. Cowell, Jr., and each of them, proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of US LEC Corp. (the “Company”), to be held at 10:00 a.m. on Tuesday, May 18, 2004, at US LEC’s Corporate Headquarters, Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.

Election of Directors:

☐	VOTE WITHHELD as to all nominees	☐	VOTE FOR all nominees listed below.
(except as marked to contrary below)

Richard T. Aab	Aaron D. Cowell, Jr.	David M. Flaum

Tansukh V. Ganatra	Michael C. Mac Donald	Steven L. Schoonover

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY. The proxies are also authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

If signing as attorney, administrator, executor, guardian, trustee or as a custodian for a minor, please add your title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, please sign in the partnership’s name.

☒

☒

Dated: , 2004

☐ Please mark here if you intend to attend the Annual Meeting of Stockholders.